SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U.


FOR PERIOD ENDING: 1/31/2007
FILE NUMBER: 811-5686
SERIES NO.:  6

72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         AIM Cash Reserve Shares                         $ 12,419
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                          $ 2,936
         Class C                                          $ 1,501
         Class R                                            $ 367
         Investor Class                                   $ 6,667

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         AIM Cash Reserve Shares                        $000.0221
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                        $000.0183
         Class C                                        $000.0183
         Class R                                        $000.0209
         Investor Class                                 $000.0234

74U.   1 Number of shares outstanding (000's omitted)
         AIM Cash Reserve Shares                          510,737
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Class B                                          138,893
         Class C                                           67,721
         Class R                                           19,293
         Investor Class                                   271,214